EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of October 26, 1999 by and among WARWICK COMMUNITY BANCORP, INC., a business corporation organized and existing under the laws of the State of Delaware and having an office at 18 Oakland Avenue, Warwick, New York 10990-0591 ("Company"), THE TOWNE CENTER BANK, a commercial bank organized and existing under the laws of the State of New Jersey and a subsidiary of the Company ("Commercial Bank"), and LAURENCE D. HAGGERTY, an individual residing at 198 West Shore Trail, Sparta, New Jersey 07871 ("Executive").

                              W I T N E S S E T H :

                  WHEREAS, the Executive has accepted the Company's offer to become Executive Vice President and Chief Lending Officer of the Commercial Bank; and

                  WHEREAS, the Company and the Commercial Bank desire to assure for themselves and their respective subsidiaries and affiliates the continued availability of the Executive's services as provided in this Agreement and the ability of the Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

                  WHEREAS, the Executive is willing to continue to serve the Company, the Commercial Bank and their respective subsidiaries and affiliates on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company, the Commercial Bank and the Executive hereby agree as follows:

                  SECTION 1.        EMPLOYMENT.

                  The Company and the Commercial Bank agree to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

                  SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD.

                  (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for a term of two years beginning on the date of this Agreement and ending on the second anniversary date of this Agreement, plus such extensions, if any, as are provided pursuant to section 2(b).

                  (b) Except as provided in section 2(c) and subject to section 11(b), in the event a Change of Control as defined in section 11 has occurred, beginning on the date of such Change of Control, the Employment Period shall automatically be extended to the second anniversary of the date of the Change of Control, and the Employment Period shall automatically be extended for one additional day each day, unless the Company or the Commercial Bank or the Executive elects not to extend the Agreement further by giving written notice thereof to the other two parties, in which case the Employment


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Period shall end on the second anniversary of the date on which such written notice is given. For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the last day of the Employment Period taking into account any extensions under this section 2(b). Upon termination of the Executive's employment with the Company or the Commercial Bank for any reason whatsoever, any daily extensions provided pursuant to this section 2(b), if not theretofore discontinued, shall automatically cease.

                  (c) Nothing in this Agreement shall be deemed to prohibit the Company or the Commercial Bank at any time from terminating the Executive's employment during the Employment Period with or without notice for any reason; PROVIDED, HOWEVER, that the relative rights and obligations of the Company, the Commercial Bank and the Executive in the event of any such termination shall be determined under this Agreement.

                  SECTION 3.        DUTIES.

                  The Executive shall serve as Executive Vice President and Chief Lending Officer of the Commercial Bank, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Commercial Bank and as are customarily associated with such position. The Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Commercial Bank and shall use his best efforts to advance the interests of the Company and the Commercial Bank. In the event that the business and affairs of the Commercial Bank do not require the Executive's full business time and attention, as reasonably determined by the Board of Directors of the Company ("Company Board"), the Executive shall, in addition to performing the duties as Executive Vice President and Chief Lending Officer of the Commercial Bank described above, have such power, authority and responsibility and perform such duties for the Company, or any subsidiary or affiliate of the Company, as may be reasonably assigned to him by the Company Board in its discretion, or the board of directors of such subsidiary or affiliate in its discretion, as the case may be.

                  SECTION 4.        CASH COMPENSATION.

                  In consideration for the services to be rendered by the Executive hereunder, the Commercial Bank shall pay to him a salary at an initial annual rate of one hundred and fifteen thousand dollars ($115,000), payable in approximately equal installments in accordance with the Company's customary payroll practices for senior officers. The Board of Directors of the Commercial Bank ("Commercial Bank Board") shall review the Executive's annual rate of salary at such times during the Employment Period as it deems appropriate, but not less frequently than once every twelve months, and may, in its discretion, approve an increase therein. In addition to salary, the Executive may receive other cash compensation from the Company or the Commercial Bank for services hereunder at such times, in such amounts and on such terms and conditions as the Company Board or the Commercial Bank Board, as applicable, may determine from time to time.

                  SECTION 5.        EMPLOYEE BENEFIT PLANS AND PROGRAMS.

                  During the Employment Period, the Executive shall be treated as an employee of the Company and the Commercial Bank and shall be entitled to participate in and receive benefits under


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any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company and the Commercial Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's and the Commercial Bank's customary practices.

                  SECTION 6.        INDEMNIFICATION AND INSURANCE.

                  (a) During the Employment Period and for a period of six years thereafter, the Company or the Commercial Bank shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or the Commercial Bank or service in other capacities at the request of the Company or the Commercial Bank. The coverage provided to the Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and the Commercial Bank.

                  (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six years thereafter, the Company and the Commercial Bank shall indemnify the Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company and the Commercial Bank or any subsidiary or affiliate thereof.

                  SECTION 7.        OUTSIDE ACTIVITIES.

                  The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Company Board or the Commercial Bank Board (which approval shall not be unreasonably withheld); PROVIDED, HOWEVER, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; PROVIDED, HOWEVER, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company or the Commercial Bank and generally applicable to all similarly situated Executives. The Executive may also serve as an officer or director of the Company or any subsidiary or affiliate of the Company on such terms and conditions as the Company and the Commercial Bank may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive's performance of his duties hereunder or otherwise result in a material breach of this Agreement. If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Commercial Bank, he shall continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Commercial Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.



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                  SECTION 8.        WORKING FACILITIES AND EXPENSES.

                  The Executive's principal places of employment shall be at either the Company's or the Commercial Bank's principal executive offices, or at such other location within 50 miles of the addresses at which the Company and the Commercial Bank shall maintain their respective principal executive offices, or at such other location as the Company, the Commercial Bank and the Executive may mutually agree upon. The Commercial Bank shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities suitable to his position with the Commercial Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Commercial Bank shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, the Executive's travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Commercial Bank of an itemized account of such expenses in such form as the Commercial Bank may reasonably require.

                  SECTION 9.        TERMINATION OF EMPLOYMENT WITH SEVERANCE
                                    BENEFITS.

                  (a) The Executive shall be entitled to the severance benefits described in section 9(b) in the event that:

                  (i) his employment with the Company or the Commercial Bank terminates during the Employment Period as a result of the Executive's voluntary resignation within 90 days following:

                           (A) the failure of the Commercial Bank Board to
                  appoint or re- appoint or elect or re-elect the Executive to the position with the Commercial Bank stated in section 3 of this Agreement (or a more senior office);

                           (B) the expiration of a 30-day period following the
                  date on which the Executive gives written notice to the Company of its or the Commercial Bank's material failure, whether by amendment of the Company's Certificate of Incorporation, the Commercial Bank's Certificate of Incorporation, the Company's By-Laws or the Commercial Bank's By-Laws, action of the Company Board or the Commercial Bank Board or the Company's shareholders or the Commercial Bank's shareholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such 30-day period, the Company or the Commercial Bank cures such failure; or

                           (C) the expiration of a 30-day period following the
                  date on which the Executive gives written notice to the Company of its or the Commercial Bank's material breach of any term, condition or covenant contained in this Agreement (including, without limitation, any reduction of the Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation


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                  package), unless, during such 30-day period, the Company or the Commercial Bank cures such failure; or

                  (ii) the Executive's employment with the Commercial Bank is terminated by the Company or the Commercial Bank for any reason other than for "cause" as provided in section 10(a); or

                  (iii) a Change of Control as defined in section 11 has occurred.

                  (b) Upon the occurrence of any of the events described in
section 9(a) of this Agreement, the Company or the Commercial Bank shall pay and provide to the Executive (or, in the event of his death, to his estate):

                  (i) his earned but unpaid salary (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for in this section 9(b)) as of the date of the termination of his employment with the Commercial Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than 30 days after termination of employment;

                  (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company's and the Commercial Bank's officers and employees;

                  (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater), if he had continued working for the Commercial Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the Employment Period;

                  (iv) within 30 days following the Executive's termination of employment with the Commercial Bank, a lump sum payment, in an amount equal to the present value of the salary (excluding any additional payments made to the Executive in lieu of the use of an automobile) that the Executive would have earned if he had continued working for the Commercial Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the Employment Period, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986, as amended ("Code"), compounded using the compounding periods corresponding to the Company's regular payroll periods for its


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         officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

                  (v) within 30 days following the Executive's termination of employment with the Commercial Bank, a lump sum payment in an amount equal to the excess, if any, of:

                           (A) the present value of the aggregate benefits to
                  which he would be entitled, if any, under The Warwick Savings Bank Defined Benefit Pension Plan (together with the defined benefit portion of the Benefit Restoration Plan of The Warwick Savings Bank and any other supplemental defined benefit plan) and any and all other qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Company, the Commercial Bank or The Warwick Savings Bank, if he were 100% vested thereunder and had continued working for the Commercial Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the Employment Period; over

                           (B) the present value of the benefits to which he is
                  actually entitled under such defined benefit pension plans as of the date of his termination;

         where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGC Rate");

                  (vi) within 30 days following the Executive's termination of employment with the Commercial Bank, a lump sum payment in an amount equal to the present value of the estimated employer contributions which would have been made to his account, if any, under The Warwick Savings Bank 401(k) Savings Plan, and the estimated value of the annual allocations that would have been made to his account in the Employee Stock Ownership Plan of Warwick Community Bancorp, Inc. (together with the defined contribution portion of the Benefit Restoration Plan of The Warwick Savings Bank or any other supplemental defined contribution plan) and any and all other qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Commercial Bank, as if he were 100% vested thereunder and had continued working for the Commercial Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the Employment Period, making the maximum amount of employee contributions, if any, required under any such plan or plans and taking into account his estimated compensation as determined under any such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;


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                  (vii) the payments that would have been made, if any, to the
         Executive under any cash or stock bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Commercial Bank if he had continued working for the Commercial Bank during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

                           (A) the maximum percentage rate at which an award was
                  ever available to the Executive under such incentive compensation plan; multiplied by

                           (B) the salary that would have been paid to the
                  Executive during each such calendar year at the highest annual rate of salary achieved during the Employment Period;

         such payments to be made (without discounting for early payment) within 30 days following the Executive's termination of employment;

                  (viii) at the election of the Company made within 30 days following the occurrence of the event described in section 9(a), upon the surrender of options or appreciation rights issued to the Executive, if any, under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Company or the Commercial Bank, a lump sum payment in an amount equal to the product of:

                           (A) the excess of (I) the fair market value of a
                  share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                           (B) the number of shares with respect to which
                  options or appreciation rights are being surrendered.

         For purposes of this section 9(b)(viii), the Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Company or the Commercial Bank, even if he is not vested under such plan or program; and

                  (ix) at the election of the Company made within 30 days following the occurrence of the event described in section 9(a), upon the surrender of any shares awarded to the Executive, if any, under any restricted stock plan maintained by, or covering employees of, the Company or the Commercial Bank, a lump sum payment in an amount equal to the product of:



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                           (A) the fair market value of a share of stock of the
                  same class of stock granted under such plan, determined as of the date of the Executive's termination of employment; multiplied by

                           (B) the number of shares which are being surrendered.

         For purposes of this section 9(b)(ix), the Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Company or the Commercial Bank, even if he is not vested under such plan.

The Company, the Commercial Bank and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Company, the Commercial Bank and the Executive further agree that the Company or the Commercial Bank may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv),
(v), (vi) and (vi) on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Commercial Bank or any subsidiary or affiliate of either of them.

                  SECTION 10. TERMINATION WITHOUT ADDITIONAL COMPANY LIABILITY. In the event that the Executive's employment with the Company or the Commercial Bank shall terminate during the Employment Period on account of:

                  (a) the discharge of the Executive for "cause," which, for purposes of this Agreement, shall mean a discharge because the Company Board or the Commercial Bank Board, as the case may be, determines that the Executive: (i) has willfully and intentionally failed to perform his assigned duties under this Agreement (including for these purposes, the Executive's inability to perform such duties as a result of drug or alcohol dependency); (ii) has willfully and intentionally engaged in dishonest or illegal conduct in connection with his performance of services for the Company or the Commercial Bank or has been convicted of a felony; (iii) has willfully violated, in any material respect, any law, rule, regulation, written agreement or final cease-and-desist order with respect to his performance of services for the Company or the Commercial Bank, as determined by the Company Board or the Commercial Bank Board, as the case may be; or (iv) has willfully and intentionally breached the material terms of this Agreement; PROVIDED, HOWEVER, that, if the Executive engages in any of the acts described in section 10(a)(i) or (a)(iv) above, the Company or the Commercial Bank, as the case may be, shall provide the Executive with written notice of its intent to discharge the Executive for cause, and the Executive shall have 30 days from the date on which the Executive receives such notice to cure any such acts; AND PROVIDED, FURTHER, that on and after the date that a Change of Control occurs, a determination under this section 10 shall require the affirmative vote of at least three-fourths of the members of the Company Board or the Commercial Bank Board, as the case may be, acting in good faith and such vote shall not be made prior to the expiration of a 60-day period following the date on which the Company Board or the Commercial Bank Board, as the case may be, shall, by written notice to the Executive, furnish to him a statement of its grounds for proposing to make such


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         determination, during which period the Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Company Board or the Commercial Bank Board, as the case may be, and to be represented by his legal counsel at such presentations, to refute the grounds for the proposed determination;

                  (b) the Executive's voluntary resignation from employment with the Company or the Commercial Bank, as the case may be, for reasons other than those specified in section 9(a)(i); or

                  (c) the death of the Executive while employed by the Company or the Commercial Bank or the termination of the Executive's employment because of "total and permanent disability" within the meaning of the long-term disability plan covering employees of the Commercial Bank;

then the Company and the Commercial Bank shall have no further obligations under this Agreement, other than the payment to the Executive of his earned but unpaid salary as of the date of the termination of his employment and the provision of such other benefits, if any, to which he is entitled as a former employee under the Company's and the Commercial Bank's employee benefit plans and programs and compensation plans and programs. For purposes of this section 10, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company and the Commercial Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Company Board or the Commercial Bank Board or based upon the written advice of counsel for the Company or the Commercial Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and the Commercial Bank. The cessation of employment of the Executive shall not be deemed to be for "cause" within the meaning of section 10(a) unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the members of the Company Board or the Commercial Bank Board, as the case may be, at a meeting of the Company Board or the Commercial Bank Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Company Board or the Commercial Bank Board), finding that, in the good faith opinion of the Company Board or the Commercial Bank Board, the Executive is guilty of the conduct described in section 10(a) above, and specifying the particulars thereof in detail.

                  SECTION 11. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL.

                  (a) A Change of Control of the Company ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) the reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                           (A) at least 51% of the equity ownership interests of
                  the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by


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                  persons who, immediately prior to such transaction,
                  beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                           (B) at least 51% of the securities entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

                  (iii) a complete liquidation or dissolution of the Company;

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Company Board do not belong to any of the following groups:

                           (A) individuals who were members of the Company Board on the date of this Agreement; or

                           (B) individuals who first became members of the
                  Company Board after the date of this Agreement either:

                                    (1) upon election to serve as a member of
                           the Company Board by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (2) upon election by the shareholders of the
                           Company to serve as a member of the Company Board, but only if nominated for election by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first nomination;

                  PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Company Board; or


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                  (v) any event which would be described in section 11(a)(i),
         (ii), (iii) or (iv) if the term "Commercial Bank" were substituted for the term "Company" therein and the term "Commercial Bank Board" were substituted for the term "Company Board" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Commercial Bank, or a subsidiary of either of them, by the Company, the Commercial Bank, or any subsidiary of either of them, or by any employee benefit plan or trust maintained by any of them. For purposes of this section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  (b) In the event of a Change of Control, the Executive shall be entitled to the payments and benefits described in section 9(b), regardless of whether his employment terminates; PROVIDED, HOWEVER, that the term "Remaining Unexpired Employment Period" shall mean the period beginning on the effective date of the Change of Control and ending on the second anniversary of such date.

                  (c) Notwithstanding any contrary provision in this Agreement, if, prior to the occurrence of a Change of Control, the Executive's employment with the Company or the Commercial Bank is terminated (other than for "cause" as defined in section 10(a)) and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of any person, party or entity who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then, for all purposes of this Agreement, the "Change of Control" shall be deemed to have occurred on the date immediately prior to the date of the Executive's termination of employment.

                  SECTION 12.       TAX INDEMNIFICATION.

                  (a) This section 12 shall apply if the Executive's employment is terminated upon or following (i) a Change of Control (as defined in section 11 of this Agreement); or (ii) a change "in the ownership or effective control" of the Company or the Commercial Bank or "in the ownership of a substantial portion of the assets" of the Company or the Commercial Bank within the meaning of section 280G of the Code. If this section 12 applies, then, if for any taxable year, the Executive shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Company, the Commercial Bank or any direct or indirect subsidiary or affiliate of the Company or the Commercial Bank to (or for the benefit of) the Executive, the Company shall pay to the Executive an amount equal to X determined under the following formula:


                  X   =               E x P
                      ------------------------------------
                      1 - [(FI x (1 - SLI)) + SLI + E + M]

                  where

                  E =      the rate at which the excise tax is assessed under
                           section 4999 of the Code;

                  P = the amount with respect to which such excise tax is assessed, determined without regard to this section 12;

                  FI = the highest marginal rate of income tax applicable to the Executive under the Code for the taxable year in question (taking into account any phase-out or loss of deductions, personal exemptions and other similar adjustments);

                  SLI = the sum of the highest marginal rates of income tax applicable to the Executive under all applicable state and local laws for the taxable year in question (taking into account any phase-out or loss of deductions, personal exemptions and other similar adjustments); and

                  M = the highest marginal rate of Medicare tax applicable to the Executive under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Executive under the terms of this Agreement, or otherwise, and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this 12(a) shall be made to the Executive on the earlier of (i) the date the Company, the Commercial Bank or any direct or indirect subsidiary or affiliate of the Company or the Commercial Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by the Executive.

                  (b) Notwithstanding anything in this section 12 to the contrary, in the event that the Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in section 12(a), the Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 12(a), when increased by the amount of the payment made to the Executive under this section 12(b) by the Company or the Commercial Bank, or when reduced by the amount of the payment made to the Company or the Commercial Bank under this section 12(b) by the Executive, equals the amount that should have properly been paid to the Executive under section 12(a). The interest paid under this section 12(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to the Executive under this section 12, the Executive shall furnish to the Company and the Commercial Bank a copy of each tax return which reflects a liability for an excise tax payment made by the Company or the Commercial Bank, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

                  SECTION 13.       COVENANT NOT TO COMPETE.

                  The Executive hereby covenants and agrees that, in the event of his termination of employment with the Company or the Commercial Bank prior to the expiration of the Employment Period, for a period of one year following the date of such termination of employment (or, if less, for the Remaining Unexpired Employment Period), he shall not, without the written consent of the Company and the Commercial Bank, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, commercial bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity, that entails working within Bergen, Passaic, Sussex, Morris, Essex, Union, Warren, Hudson, Hunterdon, Somerset and Middlesex counties in New Jersey, Orange, Dutchess, Rockland or Putnam counties in New York or any other county in which the Company or the Commercial Bank maintains an office; PROVIDED, HOWEVER, that this section 13 shall not apply if the Executive's employment is terminated for the reasons set forth in section 9(a).

                  SECTION 14.       CONFIDENTIALITY.

                  Unless he obtains the prior written consent of the Company and the Commercial Bank, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company, the Commercial Bank or any entity which is a subsidiary or affiliate of the Company, the Commercial Bank or of which the Company or the Commercial Bank is a subsidiary or affiliate, any material document or information obtained from the Company, the Commercial Bank or from any of their respective parents, subsidiaries or affiliates, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); PROVIDED, HOWEVER, that nothing in this section 14 shall prevent the Executive, with or without the Company's or the Commercial Bank's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

                  SECTION 15.       SOLICITATION.

                  The Executive hereby covenants and agrees that, for a period of one year following his termination of employment with the Commercial Bank, he shall not, without the written consent of the Commercial Bank, either directly or indirectly:

                  (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Commercial Bank or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, commercial bank, bank holding company, savings and loan holding company, credit union, any other institution engaged in the business of accepting deposits, making loans or doing a banking business within the counties specified in section 13, or any direct or indirect subsidiary or affiliate of any of the foregoing;

                  (b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan association, commercial bank, bank holding company, savings and loan holding company, or either institution engaged in the business of accepting deposits, making loans or doing a banking business within the counties specified in section 13 that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Commercial Bank, or any of their respective subsidiaries or affiliates to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, commercial bank, bank holding company, savings and loan holding company, credit union, any other institution engaged in the business of accepting deposits, making loans or doing a banking business within the counties specified in section 13, or any direct or indirect subsidiary or affiliate of any of the foregoing; or

                  (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company or the Commercial Bank to terminate an existing business or commercial relationship with the Company or the Commercial Bank.

                  SECTION 16.   NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.

                  The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company, by the Commercial Bank or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's or the Commercial Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company or the Commercial Bank from time to time; PROVIDED, HOWEVER, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Executive to which the Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

                  SECTION 17.       SUCCESSORS AND ASSIGNS.

                  This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company and the Commercial Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company or the Commercial Bank may be sold or otherwise transferred. Failure of the Company or the Commercial Bank to obtain from any successor its express written assumption of the Company's or the Commercial Bank's obligations hereunder at least 60 days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

                  SECTION 18.       NOTICES.

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to the Executive:

                           Laurence D. Haggerty
                           198 West Shore Trail
                           Sparta, New Jersey 07871

                  If to the Company or the Commercial Bank:

                           Warwick Community Bancorp, Inc.
                           18 Oakland Avenue
                           Warwick, New York 10990-0591

                           Attention: President

                           WITH A COPY TO:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048

                           Attention:       Douglas J. McClintock, Esq.
                                            --------------------------

                  SECTION 19.       INDEMNIFICATION FOR ATTORNEYS' FEES.

                  (a) The Company and the Commercial Bank shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees and expenses, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's or the Commercial Bank's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

                  (b) The Company's and the Commercial Bank's obligations to make the payments provided for in this Agreement and otherwise to perform their respective obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or the Commercial Bank may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. Unless it is determined that a claim made by the Executive was either frivolous or made in bad faith, the Company and the Commercial Bank agree to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of or in connection with his consultation with legal counsel or arising out of any action, suit, proceeding or contest

(regardless of the outcome thereof) by the Company or the Commercial Bank, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in section 7872(f)(2)(A) of the Code. This section 19(b) shall apply whether such consultation, action, suit, proceeding or contest arises before, on, after or as a result of a Change of Control.

                  SECTION 20.       SEVERABILITY.

                  A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

                  SECTION 21.       WAIVER.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  SECTION 22.       COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  SECTION 23.       GOVERNING LAW.

                  Except to the extent preempted by federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

                  SECTION 24.       HEADINGS AND CONSTRUCTION.

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  SECTION 25.       ENTIRE AGREEMENT; MODIFICATIONS.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof and supersedes in its entirety the Employee Retention Agreement by and among the Executive, the Company and The Warwick Savings Bank dated as of December 23, 1997. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  SECTION 26.       NON-DUPLICATION.

                  In the event that the Executive shall perform services for any direct or indirect subsidiary or affiliate of the Company or the Commercial Bank, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of the Company and the Commercial Bank hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company, the Commercial Bank and all of their respective direct or indirect subsidiaries and affiliates.

                  SECTION 27.       IF THE COMMERCIAL BANK SHALL CEASE TO EXIST.

                  Notwithstanding any other provision in this Agreement to the contrary, in the event that the Commercial Bank shall, for whatever reason, cease to exist, whether by merger into The Warwick Savings Bank ("Savings Bank") or another entity, dissolution, liquidation, sale or other transfer of assets and liabilities or otherwise, then the Company Board may, in its sole discretion, cause the election or appointment of the Executive to what it reasonably believes to be an equivalent officer's position with equivalent compensation at the Savings Bank, as compared to his position and compensation at the Commercial Bank, and such action shall not be considered to be a violation or a breach of this Agreement and shall not permit the Executive to resign under section 9(a)(i). In such case, this Agreement shall continue in full force and effect, but (i) the words "The Warwick Savings Bank" and "Savings Bank," respectively, shall be substituted for "The Towne Center Bank" and "Commercial Bank," respectively, where applicable, (ii) references to the Executive's position and compensation at the Commercial Bank shall become references to the Executive's position and compensation at the Savings Bank and
(iii) such other adjustments to this Agreement as are necessary shall be made so as to continue this Agreement in effect, the intent being that, if the Commercial Bank shall cease to exist, the rights and obligations under this Agreement shall be shifted from the Commercial Bank to the Savings Bank and otherwise continue to protect the Executive, the Company and the Savings Bank.

                  SECTION 28.       REQUIRED REGULATORY PROVISIONS.

                  Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

                  IN WITNESS WHEREOF, the Company and the Commercial Bank have caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.




                                             /s/ Laurence D. Haggerty
                                             ------------------------
                                                 Laurence D. Haggerty



                                             WARWICK COMMUNITY BANCORP, INC.

Attest:


By  /s/ Nancy L. Sobotor-Littell             By /s/ Timothy A. Dempsey
  ------------------------------------         -----------------------
         Nancy L. Sobotor-Littell                     Timothy A. Dempsey
         Corporate Secretary                          Chairman of the Board and
                                                      Chief Executive Officer


[Seal]




                                             THE TOWNE CENTER BANK

Attest:


By  /s/ Lois E. Ulatowski                    By /s/ Timothy A. Dempsey
  ------------------------------------         -----------------------
         Lois E. Ulatowski                           Timothy A. Dempsey
         Corporate Secretary                         Chairman of the Board


[Seal]

STATE OF NEW YORK          )
                           : ss.:
COUNTY OF ORANGE           )

                  On this 29th day of November, 1999, before me personally came LAURENCE D. HAGGERTY, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.



                                             /s/ Lisette Cuba
                                             -----------------
                                                 Notary Public


STATE OF NEW YORK          )
                           : ss.:
COUNTY OF ORANGE           )

                  On this 29th day of November, 1999, before me personally came Timothy A. Dempsey, to me known, who, being by me duly sworn, did depose and say that he resides at 36 Waterbury Road, Warwick, New York 10990, that he is Chairman of the Board and Chief Executive Officer of WARWICK COMMUNITY BANCORP, INC., the Delaware corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                             /s/ Lisette Cuba
                                             -----------------
                                                 Notary Public


STATE OF NEW YORK          )
                           : ss.:
COUNTY OF ORANGE           )

                  On this 29th day of November, 1999, before me personally came Timothy A. Dempsey, to me known, who, being by me duly sworn, did depose and say that he resides at 36 Waterbury Road, Warwick, New York 10990, that he is Chairman of the Board of THE TOWNE CENTER BANK, the New Jersey commercial bank described in and which executed the foregoing instrument; that he knows the seal of said commercial bank; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said commercial bank; and that he signed his name thereto by like order.


                                             /s/ Lisette Cuba
                                             -----------------

                                                 Notary Public